Exhibit 24


                         POWER OF ATTORNEY

We, the undersigned officers and directors of Fleming Companies, Inc. (hereinafter the "Company"), hereby severally constitute Mark S. Hansen and Neal Rider, and each of them severally, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, the Annual Report on Form 10-K for the fiscal year ended December 30, 2000, and any and all amendments thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated this 27th day of February 2001.

     Signature                          Title

MARK S. HANSEN                     Chairman and Chief Executive
Mark S. Hansen                     Officer (principal executive
                                   officer)

NEAL J. RIDER                      Executive Vice President and
Neal J. Rider                      Chief Financial Officer
                                   (principal financial and
                                   accounting officer)

HERBERT M. BAUM                    Director
Herbert M. Baum

ARCHIE R. DYKES                    Director
Archie R. Dykes

CAROL B. HALLETT                   Director
Carol B. Hallett

ROBERT HAMADA                      Director
Robert Hamada

EDWARD C. JOULLIAN III             Director
Edward C. Joullian III

GUY A. OSBORN                      Director
Guy A. Osborn

ALICE M. PETERSON                  Director
Alice M. Peterson